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                                                                     EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-07227, 33-48402 and 33-4104 on Form S-8 of our reports dated February 27, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Buckle, Inc. for the year ended January 31, 1998.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 24, 1998